Exhibit 5.1

Dentons US LLP 2000 McKinney Avenue Suite 1900 Dallas, TX 75201-1858 United States dentons.com

April 20, 2020

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

Ladies and Gentlemen:

We are acting as securities counsel to Camden Property Trust, a Texas real estate investment trust (the “Company”), in connection with the registration of $750,000,000 aggregate principal amount of the Company’s 2.800% Notes due 2030 (the “Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), under the Registration Statement (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2017.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Declaration of Trust of the Company and the Bylaws of the Company, as amended, (b) the Indenture dated February 11, 2003, as amended by the First Supplemental Indenture dated May 4, 2007, the Second Supplemental Indenture dated June 3, 2011 and the Third Supplemental Indenture dated October 4, 2018, between the Company and U.S. Bank National Association, as successor to SunTrust Bank, and (c) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Texas.

HPRP Zain & Co. ▶ Delany Law ▶ Dinner Martin ▶ Maclay Murray & Spens ▶ Gallo Barrios Pickmann ▶ Muñoz ▶ Cardenas & Cardenas ▶ Lopez Velarde ▶ Rodyk ▶ Boekel ▶ OPF Partners ▶ 大成

Camden Property Trust April 20, 2020 Page 2	dentons.com

2.	The Company has the real estate investment trust power to create the obligation evidenced by the Notes.

3.	The Notes have been duly authorized for issuance by the Company.

We consent to the filing of this opinion as an exhibit to the Form 8-K, filed with the Commission on or around April 20, 2020. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Sincerely, /s/ Dentons US LLP DENTONS US LLP